Exhibit I-1

Auditor's Statement

Auditors Report for Shareholders of the Joint-Stock Company
Severoceske teplarny, a.s.

We have audited the financial statements of the joint-stock company Severoceske teplarny, a. s. for the year ended December 31, 1997. The Board of Directors of the Company is responsible for the preparation of the financial statements and for maintaining accounting which is complete, supportable and correct. Our responsibility is to express an opinion on the financial statements taken as a whole, based on our audit performed in accordance with the Czech National Council Act No. 524/1992 Coll., on Auditors and the Chamber of Auditors of the Czech Republic, and with the Auditing Guidelines issued by the Chamber of Auditors of the Czech Republic.

The auditing guidelines require that we plan and perform the audit to obtain reasonable assurance that the financial statements are free of material misstatement. Our audit includes an examination of the evidence supporting the financial statements. Our audit also includes assessing whether the accounting policies used and significant estimates made by management are fair and suitable, as well as evaluating the overall presentation of the financial statements. Our audit procedures were carried out on a test basis and with regard to the principle of materiality. We believe that our audit provides a reasonable basis for expressing our opinion.

In our opinion, the financial statements present fairly, in all material aspects, the assets, liabilities, equity and financial position of the joint-stock company Severoceske teplarny, a. s., as of December 31, 1997 and the financial results for the year then ended in accordance with valid acts and relevant with valid acts and relevant accounting legislation.


Dated in Prague, April 27, 1998

Auditing Company:                    Responsible Auditor:

Consultas - Audit, s.r.o.            Prof. Jaroslav Suva (SIGNATURE)
License No. 87                       License Decree No. 234

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


  ASSETS                                    12/31/97           12/31/96
  ------                                   ---------          ---------
                                                     (CZK 000's)
                                            ---------------------------

Total Assets                                1,929,188         1,901,431
                                            =========         =========

Intang. & Tang. Assets & Invest.            1,620,930         1,526,491
                                            ---------         ---------
  Intangible Assets                             1,877             1,475
                                            ---------         ---------
    Software                                      770             1,475
    Advances for Intangibles                    1,107                 -
                                            ---------         ---------
  Tangible Assets                           1,347,758         1,261,144
                                            ---------         ---------
    Land                                       34,516            29,813
    Building, Halls & Constructions           949,650           874,162
    Sep. Movab. Items & Groups of
     Mov. Items                               315,301           233,648
    Other Tangible Assets                          20                20
    Tangibles in Progress                      46,488            98,029
    Advances for Tangibles                      1,838            25,532
    Adjustment to Acquired Property               (55)              (60)
                                            ---------         ---------
  Financial Investment                        271,295           263,872
                                            ---------         ---------
    Major. Sharehol. & Particip.
     Inter. (50%)                             210,051           209,951
    Subst. Sharhol. & Partic.
     Inter. (20-50%)                           44,133            34,233
    Intergroup Loans                            7,733            10,310
    Other Loans & Financial Investment          9,378             9,378
                                            ---------         ---------
Current Assets                                304,511           297,169
                                            ---------         ---------
  Inventory                                    48,764            37,401
                                            ---------         ---------
    Materials                                  42,343            30,893
    Work in Progress & Semi-Finished
     Product.                                   6,421             6,508
                                            ---------         ---------
  Long-Term Receivables                         4,179             4,583
                                            ---------         ---------
    Trade and Other Receivables                 4,030             4,417
    Other Receivables                             149               166
                                            ---------         ---------
  Short-Term Receivables                      152,886           151,580
                                            ---------         ---------
    Trade Receivables                          79,326           104,462
    Receivables From Taxes & Subsidies          9,369            13,881
    Receiv. From Related Comp.
     (Sharehol. 50%)                                -            30,000
    Receiv. From Related Comp.
     (Sharehol. 20-50%)                        61,000                 -
    Other Receivables                           3,191             3,237
                                            ---------         ---------
  Financial Accounts                           98,682           103,605
                                            ---------         ---------
    Cash                                          260             3,211
    Bank Accounts                              98,422           100,394
                                            ---------         ---------
Other Assets                                    3,747            77,771
                                            ---------         ---------
  Temporary Accounts of Assets                  3,741            10,354
                                            ---------         ---------
    Prepaid Expenses                            3,701            10,109
    Unbilled Revenue                               40               245
                                            ---------         ---------
  Contingencies-Gain                                6            67,417

                           SEVEROCESKE TEPLARNY, a.s.
                      FINANCIAL STATEMENTS - BALANCE SHEET


                                            12/31/97          12/31/96
                                           ---------          --------
                                                   (CZK 000's)
                                           ----------------------------

Total Capital & Liabilities                1,929,188          1,901,431
                                           =========          =========
Capital                                    1,662,408          1,593,143
                                           ---------          ---------
  Basic Capital                            1,133,279          1,133,279
  Capital Funds                               25,109             24,702
                                           ---------          ---------
  Funds Created From Profit                  117,310            110,702
                                           ---------          ---------
    Legal Reserve Fund                       114,915            108,664
    Statutory and Other Funds                  2,395              2,038
                                           ---------          ---------
  Retained Earnings                          259,450            199,433
  Profit and Loss of Current Accounting
   Period                                    127,260            125,027
                                           ---------          ---------
Liabilities                                  262,767            295,200
                                           ---------          ---------
  Reserves                                    24,108             20,414
                                           ---------          ---------
    Legal Reserves (i.e. Tax Deductible)      21,108             20,414
    Other Reserves                             3,000                  -
                                           ---------          ---------
  Long-Term Liabilities                        2,219              3,024
                                           ---------          ---------
  Short-Term Liabilities                      77,814            131,930
                                           ---------          ---------
    Trade Payables                            38,445             95,296
    Payables to Partners and Associations        506                281
    Payables to Employees                      1,267              1,547
    Social Security Payable                    3,115              3,643
    Taxes Payable                              1,247              1,605
    Deferred Taxes                            18,423             15,006
    Other Payables                            14,811             14,552
                                           ---------          ---------
  Bank Loans and Short Term Notes            158,626            139,832
                                           ---------          ---------
    Long-Term Bank Loans                     158,626            129,832
    Short-Term Bank Loans                          -             10,000
                                           ---------          ---------
Other Liabilities-Temporary Accounts of
 Liabilities                                   4,013             13,088
                                           ---------          ---------
    Accruals                                      70              9,418
                                           ---------          ---------
      Accruals                                    45              9,418
      Deferred Income                             25                  -
                                           ---------          ---------
    Contingencies-Loss                         3,943              3,670

                           SEVEROCESKE TEPLARNY, a.s.
                FINANCIAL STATEMENTS - PROFIT AND LOSS STATEMENT


                                            12/31/97           12/31/96
                                            --------           --------
                                                   (CZK 000's)
                                            ---------------------------


Operation Revenues (A)                       850,171            865,917
                                             -------            -------
  Revenues From Finished Products and
   Services                                  816,607            831,261
  Changes in Inventory                           (87)             6,508
  Capitalization (Of Own Work)                33,651             28,148
                                             -------            -------
Consumption From Operation (B)               349,282            333,874
                                             -------            -------
  Consumption of Material and Energy         246,325            229,071
  Services                                   102,957            104,803
                                             -------            -------
Value Added (A)-(B)=(C)                      500,889            532,043
                                             -------            -------
Personnel Expenses                            98,798            101,068
                                             -------            -------
  Wages & Salaries & Earn. Of Part &
   Coop. Members                              70,595             72,035
  Bonus. To Mem. Of Exec. Bodies of
   Companies & Coop.                           1,815              2,315
  Social Insurance & Other Expenses           24,559             25,000
  Statutory Social Expenses                    1,829              1,718
                                             -------            -------
Taxes and Fees                                 2,204              1,410
Amortization of Intangibles and
 Depreciation of Tangibles                    72,867             68,827
Rev. From Intangibles & Tangible
 Assets & Material Sold (+)                   28,186             26,479
Net Book Value of Intangible,
 Tangibles and Material Sold (-)              20,552             51,166
Reversal of Reserves & Prepaid Expenses (+)   19,219                  -
Creation of Reserves & Prepaid Expenses (-)   22,913             20,414
Reversal of Provisions (+)                     4,456              4,558
Creation of Provisions (-)                     3,188              2,725
Other Operational Revenues (+)                   796              1,157
Other Operational Expenses (-)               152,544            140,647
                                             -------            -------
      Net Operating Results (D)              180,480            177,980
                                             -------            -------
Revenues From Sales of Securities and
 Deposits (+)                                      -              1,156
Sold Securities and Deposits (-)                   -                494
Revenues from Financial Investments (+)        1,018              4,123
Interest Revenues (+)                         24,442              6,836
Interest Expenses (-)                         18,182              5,853
Other Financial Revenues (+)                     151              2,977
Other Financial Expenses (-)                   4,404              4,535
                                             -------            -------
Transfer of Financial Revenues
Transfer of Financial Expenses
      Net Result From Financial
      Activities (E)                           3,025              4,210
                                             -------            -------
Income Taxes on Normal Activity (F)           53,745             59,913
                                             -------            -------
  Due                                         50,329             54,803
  Deferred                                     3,416              5,110
                                             -------            -------
      Net Results After Taxes From Normal
       Activities (D)+(E)-(F)=(G)            129,760            122,277
                                             -------            -------
Extraordinary Revenues (+)                     2,468              4,939
Extraordinary Expenses (-)                     4,968                431
                                             -------            -------
Income Tax on Extraordinary Activity               -              1,758
                                             -------            -------
  Due                                              -              1,758
  Deferred                                         -                  -
                                             -------            -------
      Net Result From Extraordinary
       Activities (H)                         (2,500)             2,750
                                             -------            -------
Income Distribution to Partners
Net Income (Net Loss) for the Account
 Period (G)-(H)                              127,260            125,027
                                             =======            =======
Result of Operations Before Tax              181,005            186,698
                                             =======            =======

                           SEVEROCESKE TEPLARNY, a.s.
                               CASH FLOW STATEMENT

                                                                                         12/31/97
                                                                                         --------
Cash and Cash Equivalents at the Beginning of the Accounting Period (A)                   103,605
                                                                                          -------
Profit/Loss From Normal Activity Before Taxes (B)                                         183,505
                                                                                          -------
Adjustment by Non-Cash Transactions (C)                                                   127,896
                                                                                          -------
  Depreciation of Fixed Assets                                                             73,928
  Change in Provisions, Reserves and Change in Prepayments and Accruals                    67,695
  (Profit) Loss From Sale of Fixed Assets                                                  (6,449)
  Dividends and Profit Revenues                                                            (1,018)
  Interest Expense                                                                         (6,260)
                                                                                          -------
Net Cash Flow From Operational Activity (B)+(C)=(D)                                       311,401
                                                                                          -------
Change in Working Capital (E)                                                             (78,318)
                                                                                          -------
  Change in Receivables From Operational Activities                                        (9,388)
  Change in Short-Term Payables From Operational Activities                               (59,667)
  Change in Inventories Balance                                                            (9,263)
                                                                                          -------
Net Cash Flow From Oper. Activity Before Taxes (D)+(E)=(F)                                233,083
                                                                                          -------
Interest Paid (G)                                                                         (18,182)
Interest Received (H)                                                                      24,334
Tax on Normal Activity and Additional Tax of Prior Years (I)                              (45,055)
Revenues and Expenses Related to Extraordinary Items (J)                                   (2,500)
                                                                                          -------
  Net Cash Flow From Operational Activity (F)+(G)+(H)+(I)+(J)=(K)                         191,680
                                                                                          -------
Fixed Asset Acquisition                                                                  (145,834)
Sale of Fixed Assets                                                                       14,966
Loans to Related Parties                                                                    2,578
                                                                                          -------
  Net Cash Flow From Investment Activity (L)                                             (128,290)
                                                                                          -------
Change in Long-Term and Short-Term Liabilities (M)                                        (10,805)
                                                                                          -------
Impact of Changes in Equity (N)                                                           (58,526)
                                                                                          -------
  Direct Payments Debited to Funds                                                         (1,803)
  Paid-out Dividends and Profit Shares                                                    (56,723)
                                                                                          -------
Dividends and Profit Shares Received (O)                                                    1,018
                                                                                          -------
  Net Cash Flow From Financial Activity (M)+(N)+(O)=(P)                                   (68,313)
                                                                                          -------
Net Increase/Decrease in Cash (K)+(L)+(P)=(Q)                                              (4,923)
                                                                                          -------
Cash and Cash Equivalents as the End of the Accounting Period (A)+(Q)                      98,682
                                                                                          =======
